Exhibit 99.1

NEWS RELEASE                                    FOR FURTHER INFORMATION CONTACT:
                                                        DONALD R. HEAD, CHAIRMAN
                                                       CAPITAL TITLE GROUP, INC.
                                                                  (602) 954-0600
     FOR IMMEDIATE RELEASE                              RUDY R. MILLER, CHAIRMAN
                                                                THE MILLER GROUP
                                                                  (602) 225-0504
                                                        (602) 225-9024 FACSIMILE
                                                         ctgi@themillergroup.net


             CAPITAL TITLE GROUP COMPLETES $35.7 MILLION MERGER WITH
                              NATIONS HOLDING GROUP

PHOENIX,  ARIZONA,  SEPTEMBER  19, 2002 -- CAPITAL  TITLE GROUP,  INC.  (NASDAQ:
CTGI)-- a leading regional provider of title insurance and real estate-related services, reported today it has completed its previously announced merger with privately held Nations Holding Group. Nations recorded audited revenue of $70.6 million and net income of $4.4 million in 2001 from title insurance and escrow services provided through its subsidiary companies. Under the Capital Title umbrella of entities, the addition of Nations significantly increases the Company's presence in the California market plus adds Nations' title insurance operations as a new source of revenue.

Under the terms of the agreement, approved by the Board of Directors for each company, Capital Title acquired all the outstanding shares of Nations for $35.7 million, in a combination of 175,162 shares of preferred stock and $18.2 million in cash, of which Comerica Bank provided financing of $14 million. In addition, warrants were issued to a major shareholder of Nations to purchase up to 300,000 shares of common stock of Capital Title. Nations became a wholly-owned subsidiary of Capital Title with the closing of the transaction that is expected to nearly double Capital Title's revenue levels. It is also anticipated that the combining of the companies will be accretive to earnings within the first year. The merger, which was announced in June 2002, has already received regulatory approval from the Department of Insurance for the State of California.

Capital Title currently operates in the California market as New Century Title Company. Nations will continue to operate in Southern California as United Title Company and in Northern California as First California Title Company. The complimentary nature of Nations' and New Century's branch offices, create a basis for the Company's continued growth and development in the largest title insurance market in the nation. New Century and Nations will continue to operate under their own identities, retaining executive officers and management personnel thus insuring customers will have the same local service agent and continuity of quality service.

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"We are incredibly excited to move into this new era in the Company's  history,"
stated Donald R. Head, chairman, president and chief executive officer of Capital Title Group. "We see great benefits from our combined expertise in the title insurance industry that will provide us greater resources to serve our clients. The merged company will have 114 offices spread between Arizona and California, with over 1,500 employees.

"We have immense respect for Henri J. Van Hirtum, chief executive officer, and Jerome (Jerry) M. Smolar, chief operating officer of Nations, their management team and the job they have accomplished in building Nations into a highly regarded California title insurance operation. The merger is a perfect fit for all parties and one that we believe provides tremendous upside potential for our shareholders as well," Head concluded.

Henri J. Van Hirtum, chief executive officer of Nations Holding Group said, "We believe that the merger of Nations Holding Group into Capital Title's umbrella of companies will prove to be a most favorable transaction to both companies. From Capital Title's standpoint, the addition of Nations Holding and its subsidiaries at a time when their revenues and earnings are strong and promise to continue to be so, should have a highly synergistic impact upon the businesses of the combined companies. We are also pleased to be leaving our employees and customers in the experienced and capable hands of Jerry Smolar, our long-term Nations Holding colleague and its chief operating officer, along with those of Don Head and his Capital management team."

Miller Capital Corporation - a part of The Miller Group - acted as merger and acquisition advisor to Capital Title Group.


Visit   our   websites    www.capitaltitlegroup.com,    www.newcenturytitle.com,
www.capitaltitle.com, www.unitedtitle.com and www.firstcal.com.

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CERTAIN  STATEMENTS IN THIS RELEASE MAY BE  "FORWARD-LOOKING  STATEMENTS" WITHIN
THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE PROJECTIONS OF MATTERS THAT AFFECT
REVENUE,   OPERATING   EXPENSES  OR  NET   EARNINGS;   PROJECTIONS   OF  CAPITAL
EXPENDITURES; PROJECTIONS OF GROWTH; HIRING PLANS; PLANS FOR FUTURE OPERATIONS; FINANCING NEEDS OR PLANS; PLANS RELATING TO THE COMPANY'S PRODUCTS AND SERVICES; AND ASSUMPTIONS RELATING TO THE FOREGOING.

FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING INFORMATION.

SOME OF THE IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: FLUCTUATIONS IN OPERATING RESULTS, INTENSE COMPETITION, PAST AND FUTURE ACQUISITIONS, EXPANDING OPERATIONS INTO NEW MARKETS, RISK OF BUSINESS INTERRUPTION, MANAGEMENT OF RAPID GROWTH, NEED FOR ADDITIONAL FINANCING, CHANGING CUSTOMER DEMANDS, DEPENDENCE ON KEY PERSONNEL, SALES AND INCOME TAX UNCERTAINTY AND INCREASING MARKETING, MANAGEMENT, OCCUPANCY AND OTHER ADMINISTRATIVE COSTS.

THESE FACTORS ARE DISCUSSED IN GREATER DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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